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                                                         Summit Place
                                                         1601 Lower Water Street
                                                         Post Office Box 730
                                                         Halifax, Nova Scotia
                                                         Canada B3J 2V1
                                                         T. 902 425 6500

                                                         www.mcinnescooper.com

Our File:  FH-3058
April 15, 2002






Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

Ladies and Gentlemen:

                  We have acted as Nova Scotia counsel to Anadarko Finance Company, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada ("Anadarko Finance"), and a wholly-owned, indirect subsidiary of Anadarko Petroleum Corporation, a Delaware corporation (the "Company" and together with Anadarko Finance, the "Registrants"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of, among other securities, (i) common stock, warrants, preferred stock, depositary shares representing Preferred Stock evidenced by depositary receipts, purchase contracts, stock purchase units, guarantees with respect to the Trust Preferred Securities, guarantees ("Anadarko Finance Guarantees") with respect to the Anadarko Finance Debt Securities (as defined below) and debt securities of the Company, (ii) specified trust preferred securities, and (iii) debt securities of


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Anadarko Finance ("Anadarko Finance Debt Securities"), having an aggregate initial public offering price not to exceed U.S. $1,000,000,000, on terms to be determined at the time of the offering. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement or in the applicable Indenture, as the case may be.

                  The Anadarko Finance Guarantees and the Anadarko Finance Debt Securities will be issued pursuant to a senior indenture between the Registrants and The Bank of New York, as trustee (the "AFC Senior Indenture").

                  In arriving at the opinions expressed below, we have examined
(i) the Registration Statement, (ii) the Prospectus, (iii) the AFC Senior Indenture and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of Anadarko Finance and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than Anadarko Finance, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

                  In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) any Supplemental Indenture to the AFC Senior Indenture and any Board Resolution and/or any Officers' Certificate pursuant to the AFC Senior Indenture, pursuant to which, in any such case, any Anadarko Finance Debt Securities are issued will comply with the AFC Senior Indenture as theretofore supplemented, and the form and terms of such Anadarko Finance Debt Securities will comply with the AFC Senior Indenture as then supplemented (including by such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate; and (ii) the form and terms of such Anadarko Finance Debt Securities, when established, and the issuance, sale and delivery thereof by Anadarko Finance, and its incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, its


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MCINNES COOPER                                                            Page 3
                                                                         FH-3058
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organizational documents, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon Anadarko Finance, or to which the issuance, sale and delivery of the Anadarko Finance Debt Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit an Anadarko Finance Debt Security is to be issued (collectively, the "Holders") of a certificate for such Anadarko Finance Debt Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Holders of the series of Anadarko Finance Debt Security of which the Anadarko Finance Debt Security is one, of a global security then evidencing the Anadarko Finance Debt Security, and the issuance and sale of and payment for the Anadarko Finance Debt Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of Anadarko Finance (the "Board") and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

                  Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below:

                  1. Anadarko Finance has been duly incorporated and is validly existing as an unlimited company under the laws of the Province of Nova Scotia.

                  2. With respect to any series of Anadarko Finance Debt Securities to be issued under the AFC Senior Indenture, we are of the opinion that, when (a) the AFC Senior Indenture, the applicable supplement, if any, to the AFC Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by Anadarko Finance, the Company (in the case of the AFC Senior Indenture and any such supplement) and the trustee, (b) the AFC Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Anadarko Finance has taken all necessary action to approve the issuance and terms of such series of Anadarko Finance Debt Securities, the terms of the offering thereof and related matters and (d) such series of Anadarko Finance Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the AFC Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor

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MCINNES COOPER                                                            Page 4
                                                                         FH-3058
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provided for therein, such series of Anadarko Finance Debt Securities will be duly authorized and validly issued.

                  This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the adoption, execution and delivery, as applicable, of the AFC Senior Indenture, each Supplemental Indenture, Board Resolution and/or Officers' Certificate (as applicable) to be used in connection with an issuance of Anadarko Finance Debt Securities, and at the time of the issuance and delivery of the Anadarko Finance Debt Securities (a) Anadarko Finance will be validly existing and in good standing under the law of the Province of Nova Scotia, it will have full power and authority to execute, deliver and perform its obligations under such Indenture, Supplemental Indenture, Board Resolution, and/or Officers' Certificate, Anadarko Finance Debt Security, as the case may be, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) in the case of the Anadarko Debt Securities, at the time of issuance, execution and delivery thereof or of the instrument evidencing the same (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Anadarko Finance Debt Securities offered thereby, (iii) all Anadarko Finance Debt Securities will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company (if applicable) and the other parties thereto.

                  We express no opinion other than as to the laws of the Province of Nova Scotia and the laws of Canada applicable in Nova Scotia in effect on the date of this opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued

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MCINNES COOPER                                                            Page 5
                                                                         FH-3058
                                                                  April 15, 2002

thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express prior written consent.


                                                Very truly yours,